FOR IMMEDIATE RELEASE	November 15, 2012
Contact: Susan Jordan
732-577-9997

UMH PROPERTIES, INC. REPORTS UPDATE ON THE IMPACT OF HURRICANE SANDY

FREEHOLD, NJ, November 15, 2012…….UMH Properties, Inc. (NYSE:UMH) reports no  adverse  impact from Hurricane Sandy.

Eugene W. Landy, Chairman of the Board, stated, “UMH Properties, Inc. has had no adverse  impact from the storm despite the fact that four of our manufactured home communities are located in the path that the storm took.    UMH is working with Federal and State agencies to provide emergency housing for New Jersey residents displaced by the storm.  Given that our New Jersey communities are 95% occupied, we will provide emergency housing to the greatest extent possible.    Our staff has worked diligently  to provide and maintain services.  Electricity and all utilities are fully functioning.”

“Some of our executives and staff have suffered personal hardship from storm damage, and UMH appreciates their continued dedication to the company during a difficult time.”

UMH, a publicly-owned REIT, owns and operates fifty-five manufactured home communities containing approximately 10,400 developed home sites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee and Indiana.  In addition, the Company owns a portfolio of REIT securities.

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